LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Known all by those present, that the undersigned hereby constitutes and appoints Thomas J. Chmelik and Alex Vari as his or her true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned any such Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to the securities of MainStreet Bancshares, Inc.;

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to the above named attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), or any other responsibilities or liabilities of such individuals. Such Power of Attorney shall expire at such time that the undersigned is no longer deemed to be subject to the reporting obligations under Section 16.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17 day of July, 2020.

	/S/ Abdulhamid Hersiburane
	Signature

	Abdulhamid Hersiburane

	Print Name